Press Release

BAYCOM CORP ANNOUNCES

ADOPTION OF STOCK REPURCHASE PROGRAM

WALNUT CREEK, California, February 22, 2021 – BayCom Corp (NASDAQ: BCML) (“BayCom” or the “Company”), the parent company of United Business Bank, today announced that its Board of Directors (the “Board”) approved a stock repurchase program for the repurchase of up to 560,000 shares of its common stock, or approximately 5% of its outstanding shares, over a one year period through open market purchases, privately-negotiated transactions, or otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934.

The Board also authorized the Company to establish “Rule 10b5-1 trading plans.” Rule 10b5-1 trading plans allow companies to repurchase shares at times when they might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods. Under any Rule 10b5-1 trading plan the Company might adopt, the Company’s third-party broker, subject to Securities and Exchange Commission regulations regarding certain price, market, volume and timing constraints, would have authority to purchase the Company’s common stock in accordance with the terms of the plan.

“We are pleased to announce our fourth stock repurchase program which reflects our commitment to manage our capital prudently and in a manner which we believe will enhance shareholder value” said George Guarini, President and Chief Executive Officer. Mr. Guarini went on to say, “Implementing this additional stock repurchase program continues to be one of the strategies the Board believes is integral to the effective management of our capital.”

Repurchases are expected to commence on February 23, 2021.  The actual timing, number and value of shares repurchased under the stock repurchase program will depend on a number of factors, including constraints specified in any Rule 10b5-1 trading plans, price, general business and market conditions, and alternative investment opportunities. The share buyback program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time.

About BayCom Corp

The Company, through its wholly owned operating subsidiary, United Business Bank, offers a full-range of loans, including SBA, FSA and USDA guaranteed loans, and deposit products and services to businesses and its affiliates in California, Washington, New Mexico and Colorado. The Bank also offers business escrow services and facilitates tax free exchanges through its Bankers Exchange Division. The Bank is an Equal Housing Lender and a member of FDIC. The Company is traded on the NASDAQ under the symbol “BCML”.  For more information, go to www.unitedbusinessbank.com.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws, including information regarding purchases by BayCom of its common stock pursuant to any Rule 10b5-1 trading plans. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, but the absence of these words does not mean that a statement is not forward-looking.  By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s common stock; adverse developments affecting either or both of prices and trading of exchange-traded securities, including securities listed on the Nasdaq Stock Market; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. The Company does not undertake to update any forward looking statements or information, including those contained in this report.

CONTACT:

BayCom Corp

Keary Colwell, 925-476-1800

kcolwell@ubb-us.com

Source: BayCom Corp